MercadoLibre, Inc. First Quarter 2023 Letter to Shareholders
Net Revenues of $3.0 billion, up 58.4% year-over-year on an FX neutral basis
Income from operations of $340 million, with a 11.2% margin
$37.0 billion Total Payment Volume, up 96.1% year-over-year on an FX neutral basis
$9.4 billion Gross Merchandise Volume, up 43.3%  year-over-year on an FX neutral basis
MONTEVIDEO, Uruguay, May 3rd, 2023 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended March  31, 2023.
To our Shareholders
MercadoLibre has had a good start to the year, with encouraging performance across the business. Our Q1’23 results demonstrate once again our commitment to, and capacity to deliver, profit growth alongside rapid revenue expansion. We set a new Q1 record of $340mn for income from operations, with the margin over revenue expanding from 6.2% in Q1’22 to 11.2% in Q1’23. As the business continues to scale, we remain focused on strengthening operational efficiency so that our long term growth - which remains our top priority - is sustainably profitable. Our Q1’23 KPIs highlight that momentum is strong across geographies, and that we are executing well as we pursue the long-term growth opportunities offered by Latin America’s commerce and financial services markets.
Commerce
We are particularly pleased with the performance of our Commerce business in Q1’23. Growth in items sold accelerated to almost 16% year-on-year (from 11% in Q4’22), contributing to FX-neutral GMV growth of 43% year-on-year (vs. 35% in Q4’22). Our three largest geographic segments - Brazil, Mexico and Argentina - all delivered faster growth in items sold and FX-neutral GMV when compared to the prior quarter.

Brazil’s momentum continued to strengthen from an already solid base, with FX-neutral GMV growth accelerating to 28% year-on-year in Q1’23 from 22% in Q4’22. Growth was broad-based across most categories, and the acceleration was driven primarily by higher growth of items sold. The number of successful sellers rose by 23% year-on-year, well ahead of the MercadoLibre average. Strong execution and many quarters of consistent investment across all aspects of our value proposition have positioned us well to continue capturing more market share in Brazil, (at an accelerating pace during Q1’23). Logistics continues to play an important role in driving those share gains, so we are pleased that fulfillment penetration in Brazil rose by almost 4ppts year-on-year to reach a new high of 41%. This increase has been achieved with an improvement of the economics of our shipping operations in Brazil, alongside maintaining our leadership in delivery times.

Mexico continues to be the segment with the highest growth in items sold, hitting 29% year-on-year in Q1’23, broadly in-line with the country’s FX-neutral GMV growth of 28.5%. Based on available industry data, we estimate that our market share continues to rise, and we also see our brand preference metrics improving, reaching higher levels than at any point during 2022. This shows that we continue to execute well, building on the strong momentum generated through 2022 and taking advantage of the structural growth opportunities offered by the Mexican market. Logistics is one of our strongest competitive advantages in Mexico, where our fulfillment penetration is most advanced and we continue to have the fastest delivery times in most major urban centers for millions of items.

Argentina’s FX-neutral GMV growth hit 107% year-on-year, albeit with much of that growth driven by inflation; that said, there was also a reversal of last year’s weakening trend in items sold growth, with a year-on-year expansion of 3% in Q1’23 after a contraction of 1% in Q4’22. This reflects the strength of our brand and value proposition despite an extremely challenging consumer environment. We have also seen improving trends in Chile - the largest market in our Other segment - with FX-neutral GMV growth returning to positive territory as we begin to lap particularly tough comparisons from 2022. Setting aside these 2021 driven distortions, we believe that we are well-positioned for long-term growth in Chile, with the widest assortment and a strong logistics network established that enables us to deliver faster than our principal competitors, both of which contribute to Chile having the highest conversion rate across the region.

Growth in our first party (1P) business reached a turning point in Q1’23, with FX-neutral GMV growth accelerating to 28% year-on-year from 8% in Q4’22. The adjustments made over the last few quarters aimed at strengthening our execution in 1P, particularly in certain key categories, are helping to put the business on a solid footing with higher gross margin, faster inventory turn and wider use of automatic pricing. That said, we have more work to do to continue to evolve the business so that we achieve the operational and financial targets that we have set for 1P - particularly in Brazil and Mexico - so we will continue to pursue a measured growth strategy while that work is ongoing.

Our advertising business continues to grow rapidly across geographies, with revenue as a percentage of GMV reaching 1.4% in Q1’23. This is up 30bps year-on-year on a much higher GMV base, which shows that Ads revenue growth - which remained consistent with prior quarters at 62% year-on-year in US dollars - continues to significantly outpace GMV growth. Deployment of technology remains a key driver of the business’ expansion, and we are pleased to have launched the first version of our Ads Console in a test phase in Q1’23. Over time, this technology will help us to compete for marketing dollars that have historically been difficult for us to access, and it will help us to strengthen areas of the business that are already most advanced. More information on Mercado Ads’ products and tech stack is available in the video that accompanies our Q1’23 earnings materials.
Fintech
In our Fintech business, TPV grew at 96% on an FX-neutral basis (46% in US dollars), reaching $37.0bn, of which $27.0bn came from off-platform volume. Off-platform TPV grew above 100% on an FX-neutral basis for the sixth successive quarter, with Argentina, Brazil and Mexico all showing faster growth rates than Q4’22.

Our Acquiring business is performing well across the region. In Brazil, our move upmarket - to serve larger merchants, including SMBs - with POS devices is still showing good results, despite decelerating. Brazil accounts for the majority of devices sold and in Q1’23, this number dropped below the 1mn mark as we focused on larger merchants and device activations, rather than just device sales. As a result, TPV per device continues to grow nicely, up 26% year-on-year in US dollars. In Mexico, Point continues to deliver triple-digit TPV growth as Mercado Pago acts as one of the leaders in the digitalization of money in the country. In Chile, the performance of Redelcom, a business that we acquired at the end of 2021, continues to surpass our expectations.

Digital Account TPV - which includes Wallet payments, peer-to-peer transfers within the ecosystem and transactions using Mercado Pago cards - grew at 164% on an FX-neutral basis, with Brazil and Mexico showing strong double-digit growth rates, whilst Argentina’s growth was triple-digit and well ahead of inflation.

Following major product investments and launches in 2021 and 2022, in Q1’23 we took an important step in the positioning of Mercado Pago as a full-service digital account with the launch of a marketing campaign in Brazil that leverages the awareness of, and trust in, our commerce business to strengthen awareness and consideration of our fintech business. In April, the campaign also launched in Mexico. As we highlighted in our Q4’22 Shareholder Letter, we believe that we now have the critical mass of services necessary for users to be able to have their principal financial services relationship with Mercado Pago. The objective of this long-term strategy is to develop a deeper relationship with our 44mn quarterly unique active fintech users, a user base that continued to grow at almost 25% year-on-year in Q1’23. For example, our Insurtech and Savingstech services are showing some positive early signs (albeit still small scale) and if we succeed in our strategy, we expect that these products should gain further traction.

Mercado Pago’s credit business delivered another solid performance in Q1’23. The portfolio of $3bn grew marginally on a sequential basis as we maintained a cautious posture regarding originations, particularly in Brazil. That said, demand remains robust and even with our cautious approach, we originated $2.7bn in the quarter. Interest Margin After Losses (IMAL), which encompasses credit revenue and provisions for doubtful accounts, reached 38.8% on an annualized basis, compared to 48.3% in Q4’22 and 24.7% in Q1’22. Limited growth in originations (compared to Q4’22) and a portfolio whose risk profile remains skewed towards lower risk cohorts contributed to the year-on-year improvement in IMAL; the sequential contraction in IMAL, from an exceptionally high level in Q4’22, was due to some negative seasonality in the online merchant book, and the pick-up in growth of the credit card. That said, our 1-90 day non-performing loan (NPL) ratio continued to fall, to 9.5%. Towards the end of the first quarter, we started to slowly accelerate new credit card issuance in Brazil from a low base after several months of improving performance. We are also pleased to have launched the credit card in Mexico in Q1’23, albeit with limited levels of issuance so far.

Consolidated Results
On the back of the solid operational performance detailed above, MercadoLibre delivered encouraging financial results in Q1’23 with $3.0bn of revenue and income from operations of $340mn. Consolidated revenue grew at 58.4% on an FX-neutral basis, and 35% in US dollars, with solid US dollar growth in Brazil (26% year-on-year), Argentina (39% year-on-year) and Mexico (62% year-on-year). The slowdown in Fintech revenue growth (64% year-on-year on an FX-neutral basis) was a consequence of our credit business lapping into the prior year’s sharp growth acceleration, coupled with the take rate from other Fintech revenue streams remaining broadly stable year-on-year, compared to a large expansion in Q4’22 from an unusually low level a year earlier. This slowdown was offset by the acceleration of Commerce revenue growth (to 54% on an FX-neutral basis) on the back of faster year-on-year GMV growth and higher monetization.

All of our geographic segments delivered major improvements in direct contribution, with Mexico 3.5x higher year-on-year, Brazil up 70% and Argentina rising 57% (all in US dollars). Consolidated income from operations reached the prior mentioned $340mn, with a year-on-year margin expansion of 500bps. This gain was due to operating leverage on strong revenue growth of 35% year-on-year in US dollars compared to cost of net revenues and operating expenses both growing at 28%. A higher mix of advertising, improvements in net shipping charges, and a slightly lower revenue contribution from 1P were positive drivers of margin, in addition to the dilution of some cost of net revenues and G&A expenses. This record result was achieved whilst sustaining high levels of investment in technology and innovation, with our product and technology development expenses rising 63% year-on-year, deleveraging 200bps as a percentage of sales.

Net income reached $201mn, a margin of 6.6% over revenue, with higher year-on-year net interest income offset by larger FX losses, showing that net income growth was driven almost entirely by higher income from operations. We also had a good start to the year with regards to cash generation, with positive cash flow from operations of $859mn (versus cash consumption in Q1’22). This further demonstrates our strong operational momentum, and also contributes to the strength of our balance sheet.
Looking Ahead
After a good start to 2023, we remain focused on continuing to execute well through the rest of the year. We are pleased to see how many of our businesses are contributing to our sustained margin expansion. The business has good momentum as we look to the remainder of 2023, and further ahead. We continue to believe that there are attractive growth opportunities in front of us, with many new products still to develop. The recent announcement that we will hire an additional 1,700 engineers in 2023, on top of almost 14,000 already working at MercadoLibre at the end of 2022, is testament to that. We remain committed to delivering on those growth opportunities in a profitable manner in the long-term. We are as optimistic as ever that the best is yet to come.

The following table summarizes certain key performance metrics for the three-month periods ended March 31, 2023 and 2022.

	Three Months Ended March 31,
(in millions)(*)	2023	2022

Unique active users	101	81
Gross merchandise volume	$9,434	$7,665
Number of successful items sold	309	267
Number of successful items shipped	302	254
Total payment volume	$36,986	$25,319
Total volume of payments on marketplace (**)	$9,950	$8,071
Total payment transactions	1,875	1,091
Capital expenditures	$89	$137
Depreciation and amortization	$126	$84
(*)Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.
(**)As from January 1, 2022, we no longer disclose our total volume of payments on marketplace net of shipping and financing fees. Given the growth of our shipping and fintech businesses, management believes that including shipping and financing fees in the calculation of total volume of payments on marketplace results in a more accurate indicator of that performance on a go-forward basis. Consequently, total volume of payment on marketplace for the three-month period ended March 31, 2022 has been recast to include shipping and financing fees.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’22	Q2’22	Q3’22	Q4’22	Q1’23
Brazil	63%	53%	35%	36%	26%
Argentina	74%	62%	72%	50%	39%
Mexico	58%	65%	60%	55%	62%

Commerce	40%	23%	20%	22%	31%
Fintech	108%	113%	94%	73%	40%

Gross Merchandise Volume	Q1’22	Q2’22	Q3’22	Q4’22	Q1’23
Brazil	29%	28%	20%	29%	29%
Argentina	43%	33%	35%	13%	15%
Mexico	20%	30%	22%	35%	41%

Total Payment Volume	Q1’22	Q2’22	Q3’22	Q4’22	Q1’23
On-Platform	26%	25%	22%	23%	23%
Off-Platform	103%	105%	71%	58%	57%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’22	Q2’22	Q3’22	Q4’22	Q1’23
Brazil	55%	42%	35%	28%	26%
Argentina	110%	104%	140%	143%	151%
Mexico	59%	66%	62%	46%	48%

Commerce	44%	23%	33%	36%	54%
Fintech	113%	107%	115%	93%	64%

Gross Merchandise Volume	Q1’22	Q2’22	Q3’22	Q4’22	Q1’23
Brazil	23%	19%	20%	22%	28%
Argentina	73%	66%	87%	83%	107%
Mexico	21%	30%	23%	28%	28%

Total Payment Volume	Q1’22	Q2’22	Q3’22	Q4’22	Q1’23
On-Platform	48%	42%	39%	44%	48%
Off-Platform	139%	135%	122%	121%	121%
Conference Call and Webcast
The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on May 3rd, 2023, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general, may access the following link at https://edge.media-server.com/mmc/p/ogsgojxj and register to attend the live event.

To participate in our conference call, investors, analysts and the market in general may access the following link at https://register.vevent.com/register/BIe22ce8ca380645a2aa57f7d54d3e4a61 to be provided with the dial-in number and personal pin code to join the conference call.

Access to our video webcast and the live audio will be available in the investor relations section of the Company’s website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.
Definition of Selected Operational Metrics
Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.
Unique Fintech User – Users who engage in at least one of the following services within the quarter: wallet payments online, in app or in store; transfers; withdrawals; consumer or merchant credit borrowers; card users; fintech sellers; and fintech active products such as asset management and insurtech users.
Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2022 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.
Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.
Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.
Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago.
Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.
MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.
Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services.
Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.
Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.
Successful items shipped – Measure of the number of items that were shipped through our shipping service.
G&A - General and administrative expenses
Local Currency Growth Rates – Refer to FX Neutral definition.
Net income margin – Defined as net income as a percentage of net revenues.
Operating margin – Defined as income from operations as a percentage of net revenues.
Interest Margins After Losses (IMAL) – IMAL is the spread between credit revenues and the expenses associated with provisions for doubtful accounts, and usually expressed as a percentage of the outstanding portfolio.
Non-performing loan (NPL) ratio - Shows the percentage of the loan portfolio that is not being paid on-time.

About MercadoLibre
Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.
The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.
For more information about the Company visit: http://investor.mercadolibre.com.
The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0
Forward-Looking Statements
Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2022, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc. - Interim Condensed Consolidated Balance Sheets as of March 31, 2023 and December 31, 2022
(In millions of U.S. dollars, except par value) (Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,143	$1,910
Restricted cash and cash equivalents	1,381	1,453
Short-term investments ($1,409 and $1,219 held in guarantee)	2,479	2,339
Accounts receivable, net	132	130
Credit card receivables and other means of payments, net	2,799	2,946
Loans receivable, net of allowances of $1,116 and $1,074	1,877	1,704
Prepaid expenses	45	38
Inventories	199	152
Customer crypto-assets safeguarding assets	19	15
Other assets	262	266
Total current assets	11,336	10,953
Non-current assets:
Long-term investments	278	322
Loans receivable, net of allowances of $25 and $30	31	32
Property and equipment, net	1,036	993
Operating lease right-of-use assets	697	656
Goodwill	160	153
Intangible assets, net	24	25
Deferred tax assets	357	346
Other assets	282	256
Total non-current assets	2,865	2,783
Total assets	$14,201	$13,736
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$1,597	$1,393
Funds payable to customers	3,253	3,454
Amounts payable due to credit and debit card transactions	547	483
Salaries and social security payable	425	401
Taxes payable	363	414
Loans payable and other financial liabilities	2,332	2,131
Operating lease liabilities	159	142
Customer crypto-assets safeguarding liabilities	19	15
Other liabilities	132	129
Total current liabilities	8,827	8,562
Non-current liabilities:
Amounts payable due to credit and debit card transactions	7	5
Loans payable and other financial liabilities	2,500	2,627
Operating lease liabilities	529	514
Deferred tax liabilities	117	106
Other liabilities	181	95
Total non-current liabilities	3,334	3,347
Total liabilities	$12,161	$11,909
Commitments and contingencies
Equity
Common stock, $0.001 par value, 110,000,000 shares authorized, 50,207,607 and 50,257,751 shares issued and outstanding	$—	$—
Additional paid-in capital	2,309	2,309
Treasury stock	(992)	(931)
Retained earnings	1,114	913
Accumulated other comprehensive loss	(391)	(464)
Total Equity	2,040	1,827
Total Liabilities and Equity	$14,201	$13,736

MercadoLibre, Inc.
Interim Condensed Consolidated Statements of Income
For the three-month periods ended March 31, 2023 and 2022
(In millions of U.S. dollars, except for share data) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Net service revenues	$2,763	$1,997
Net product revenues	274	251
Net revenues	3,037	2,248
Cost of net revenues	(1,501)	(1,175)
Gross profit	1,536	1,073

Operating expenses:
Product and technology development	(381)	(234)
Sales and marketing	(383)	(286)
Provision for doubtful accounts	(252)	(255)
General and administrative	(180)	(159)
Total operating expenses	(1,196)	(934)
Income from operations	340	139

Other income (expenses):
Interest income and other financial gains	161	31
Interest expense and other financial losses	(94)	(56)
Foreign currency losses, net	(87)	(3)
Net income before income tax expense and equity in earnings of unconsolidated entity	320	111

Income tax expense	(122)	(46)
Equity in earnings of unconsolidated entity	3	—
Net income	$201	$65

	Three Months Ended March 31,
	2023	2022
Basic earning per share
Basic net income
Available to shareholders per common share	$4.01	$1.30
Weighted average of outstanding common shares	50,245,073	50,408,754
Diluted earning per share
Diluted net income
Available to shareholders per common share	$3.97	$1.30
Weighted average of outstanding common shares	51,235,341	50,408,754

MercadoLibre, Inc.
Interim Condensed Consolidated Statements of Cash Flows
For the three-month periods ended March 31, 2023 and 2022 (In millions of U.S. dollars) (Unaudited)

	March 31,
	2023	2022
Cash flows from operations:
Net income	$201	$65
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in earnings of unconsolidated entity	(3)	—
Unrealized foreign currency losses, net	117	30
Impairment of digital assets	—	2
Depreciation and amortization	126	84
Accrued interest income	(72)	(24)
Non cash interest expense, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	52	40
Provision for doubtful accounts	252	255
Results on derivative instruments	11	37
Long term retention program (“LTRP”) accrued compensation	47	30
Deferred income taxes	8	(24)
Changes in assets and liabilities:
Accounts receivable	(12)	(71)
Credit card receivables and other means of payments	165	(447)
Prepaid expenses	(6)	(35)
Inventories	(39)	38
Other assets	(10)	(30)
Payables and accrued expenses	107	(148)
Funds payable to customers	(242)	(89)
Amounts payable due to credit and debit card transactions	63	28
Other liabilities	39	—
Interest received from investments	55	26
Net cash provided by (used in) operating activities	859	(233)
Cash flows from investing activities:
Purchases of investments	(5,124)	(2,903)
Proceeds from sale and maturity of investments	5,104	2,425
Payments from settlements of derivative instruments	(8)	(2)
Changes in principal loans receivable, net	(421)	(607)
Investments of property and equipment	(89)	(137)
Net cash used in investing activities	(538)	(1,224)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	5,977	3,324
Payments on loans payable and other financing liabilities	(6,022)	(3,129)
Payments of finance lease obligations	(6)	(4)
Common Stock repurchased	(61)	(39)
Net cash (used in) provided by financing activities	(112)	152
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(48)	71
Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents	161	(1,234)
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	3,363	3,648
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$3,524	$2,414

Financial results of reporting segments

	Three Months Ended March 31, 2023
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)
Net revenues	$1,579	$721	$591	$146	$3,037
Direct costs	(1,261)	(411)	(464)	(131)	(2,267)
Direct contribution	318	310	127	15	770

Operating expenses and indirect costs of net revenues					(430)
Income from operations					340

Other income (expenses):
Interest income and other financial gains					161
Interest expense and other financial losses					(94)
Foreign currency losses, net					(87)
Net income before income tax expense					$320

	Three Months Ended March 31, 2022
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)
Net revenues	$1,252	$518	$364	$114	$2,248
Direct costs	(1,065)	(320)	(328)	(110)	(1,823)
Direct contribution	187	198	36	4	425

Operating expenses and indirect costs of net revenues					(286)
Income from operations					139

Other income (expenses):
Interest income and other financial gains					31
Interest expense and other financial losses					(56)
Foreign currency losses, net					(3)
Net income before income tax expense					$111

Non-GAAP Measures of Financial Performance
To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, interest expense and other financial losses, foreign currency losses, income tax expense, depreciation and amortization and equity in earnings of unconsolidated entity (“Adjusted EBITDA”), net debt, interest margins after losses (“IMAL”) and foreign exchange (“FX”) neutral measures as non-GAAP measures. Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, interest expense and other financial losses, foreign currency losses, income tax expense and equity in earnings of an unconsolidated entity. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items.

The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (in millions):

	Three Months Ended March 31,
	2023	2022
Net income	$201	$65
Adjustments:
Depreciation and amortization	126	84
Interest income and other financial gains	(161)	(31)
Interest expense and other financial losses	94	56
Foreign currency losses, net	87	3
Income tax expense	122	46
Equity in earnings of unconsolidated entity	(3)	—
Adjusted EBITDA	$466	$223

Net debt

We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents, short-term investments and long-term investments, excluding foreign government debt securities held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company’s balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company’s indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures.

The following table presents a reconciliation of net debt for each of the periods indicated (in millions):

	March 31, 2023	December 31, 2022
Current Loans payable and other financial liabilities	$2,332	$2,131
Non-current Loans payable and other financial liabilities	2,500	2,627
Current Operating lease liabilities	159	142
Non-current Operating lease liabilities	529	514
Total debt	$5,520	$5,414
Less:
Cash and cash equivalents	$2,143	$1,910
Short-term investments (1)	1,070	1,120
Long-term investments (2)	200	245
Net debt	$2,107	$2,139

(1) Excludes foreign government debt securities held in guarantee and investments held in VIEs as a consequence of securitization transactions.
(2) Excludes investments held in VIEs as a consequence of securitization transactions and equity securities held at cost.
IMAL

IMAL is a non-GAAP financial measure that represents the annualized ratio between total credits revenues of the last quarter less provision for doubtful accounts for the last quarter and total loans receivable as of the end of the quarter. We have included this non-GAAP financial measure because it is used by our Management to monitor how effectively we are pricing the credit product relative to its risk. As such, it is used internally as a measure to monitor performance, manage risk and set targets. Accordingly, we believe this measure provides useful information to investors and others portraying how revenues and provision for doubtful accounts interact with the portfolio size through the different quarters and showing how effectively we are pricing risk, and as a simple measure of profitability.

The following table presents a reconciliation of IMAL for each of the periods indicated (in millions, except percentages):

	Three Months Ended March 31,
	2023	2022
Total credits revenues	$536	$402
Less: Provision for doubtful accounts	240	253
Subtotal (a)	$296	$149
Loans receivable (b)	$3,049	$2,415
Annualized ratio (a/b)*4	38.8%	24.7%

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2022 and applying them to the corresponding months in 2023, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The comparative FX neutral measures were calculated by using the average monthly exchange rates for each month during 2021 and applying them to the corresponding months in 2022. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended March 31, 2023:

	Three Months Ended March 31,
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2023	2022	Percentage Change	2023	2022	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$3,037	$2,248	35.1%	$3,562	$2,248	58.4%
Cost of net revenues	(1,501)	(1,175)	27.7%	(1,709)	(1,175)	45.4%
Gross profit	1,536	1,073	43.2%	1,853	1,073	72.6%

Operating expenses	(1,196)	(934)	28.1%	(1,450)	(934)	55.4%
Income from operations	$340	$139	144.6%	$403	$139	188.3%

CONTACT: MercadoLibre, Inc.
 Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com